UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 17, 2026

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On April 17, 2026, Expedia Group, Inc. (the “Company” or “Expedia Group”) and Scott Schenkel agreed that Mr. Schenkel would step down as the Company’s Chief Financial Officer, effective as of May 11, 2026 (the “Effective Date”). Mr. Schenkel’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.

Appointment of Chief Financial Officer

On April 23, 2026, Expedia Group announced the appointment of Derek Andersen as the Company’s Chief Financial Officer, succeeding Mr. Schenkel in the role as of the Effective Date.

Mr. Andersen, age 48, served as Chief Financial Officer of Snap Inc. from May 2019 through April 2026, having previously served as Snap’s Vice President of Finance since joining the company in July 2018. Prior to Snap, Mr. Andersen was employed at Amazon.com, Inc. from March 2011 to June 2018, serving in a variety of roles, including as Vice President of Finance supporting Amazon’s digital video business. Mr. Andersen also previously served in roles at Fox Interactive Media, including as Senior Vice President, Finance and Business Operations for IGN, and as Vice President, Finance. Mr. Andersen holds a B.B.A from Acadia University, an M.B.A from the Haas School of Business at the University of California, Berkeley, and is a CFA charterholder.

In connection with Mr. Andersen’s appointment, Expedia, Inc. (“Expedia”), a wholly owned subsidiary of the Company, entered into an at-will employment agreement with Mr. Andersen with the following terms (the “Employment Agreement”):

Salary. Mr. Andersen will receive an annual base salary of $1,000,000.

Signing Bonus. Subject to his continued employment with Expedia, Mr. Andersen will receive an aggregate cash signing bonus of $2,500,000, to be paid as follows, in each case subject to his continued employment with Expedia through the applicable date: $500,000 on the Effective Date, $500,000 on the six-month anniversary of the Effective Date, $500,000 on the one-year anniversary of the Effective Date, and $1,000,000 on the second anniversary of the Effective Date.

Place of Work and Relocation Assistance. Mr. Andersen’s principal work location will be the Company’s headquarters in Seattle, Washington. He will move to Washington no later than July 2027 and until then he will obtain temporary housing in Washington and work from the Company’s headquarters consistent with the Company’s office policy requirements. In addition to benefits consistent with the Company’s policies and practices for executive relocations, Mr. Andersen will be entitled to receive a monthly housing allowance of $30,000 per month, for up to a total of 13 months, as well as reimbursement for reasonable expenses incurred for (i) up to three round-trip journeys to Seattle for him and his immediate family to facilitate housing searches, and (ii) the sale of his primary residence up to a maximum total of $325,000 (“Home Sale Assistance”). Any Home Sale Assistance payments must be repaid if Mr. Andersen is terminated by Expedia for cause or if he resigns without good reason within three years of the Effective Date (“cause” and “good reason” as defined in the Employment Agreement).

Severance. Upon a termination of Mr. Andersen’s employment by Expedia without cause (other than by reason of his death or disability) or by Mr. Andersen for good reason (each, a “Qualifying Termination”), subject to his execution and non-revocation of a release and compliance with the restrictive covenants described below:

•Expedia will continue to pay his base salary for 12 months (the “Salary Continuation Period”); provided that such payments will be offset by any amount earned by Mr. Andersen from another employer during such time period;

•all equity held by Mr. Andersen that otherwise would have vested during the 12-month period following termination of employment will accelerate; provided that any equity awards that vest less frequently than annually shall be treated as though such awards vested annually and any equity awards subject to performance conditions will vest only if and when such performance conditions are satisfied;

•Expedia will pay Mr. Andersen a lump sum amount equal to the aggregate monthly premiums during the Salary Continuation Period for COBRA continuation coverage under Expedia’s group health plans at the level of coverage in which Mr. Andersen participated; and

•Expedia will pay Mr. Andersen the amount of any unpaid signing bonus.

Restrictive Covenants. Other than in California, Mr. Andersen will be restricted from competing with the Company and from soliciting Expedia employees and business partners during the 12-month period following his termination of employment for any reason.

Equity Incentive Compensation. On the Effective Date, Mr. Andersen will receive a grant of Expedia Group restricted stock units (“RSUs”) with an aggregate value of $17,000,000 (with the number of RSUs calculated using the 30-day average closing price of Company common stock as of the last day of the month prior to the Effective Date) (the “Initial Equity Award”). The Initial Equity Award shall vest as follows: Seven-seventeenths (7/17) of the Initial Equity Award will vest in equal parts on May 15, 2026, August 15, 2026, November 15, 2026, and February 15, 2027; six-seventeenths (6/17) of the Initial Equity Award will vest in equal parts on May 15, 2027, August 15, 2027, November 15, 2027, and February 15, 2028; and four-seventeenths (4/17) of the Initial Equity Award will vest in equal parts on May 15, 2028, August 15, 2028, November 15, 2028, and February 15, 2029. Mr. Andersen will also be eligible to receive annual equity awards with a target value of $10,000,000.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.

Mr. Andersen has no family relationships with any director or executive officer of Expedia Group, and there are no arrangements or understandings with any person pursuant to which he was appointed as chief financial officer of the Company. There are also no related person transactions between Mr. Andersen and Expedia Group that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act. In his capacity as chief financial officer, Mr. Andersen will serve as Expedia Group’s principal financial officer.

Item 7.01.     Regulation FD Disclosure.
A copy of the Company’s press release announcing the chief financial officer appointment is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Derek Andersen and Expedia, Inc., effective May 11, 2026
99.1	Press Release dated April 23, 2026, Announcing CFO Appointment
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert Dzielak
Robert Dzielak
Chief Legal & People Officer, and Secretary
Dated: April 23, 2026